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                                 EXHIBIT 99.B11

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Independent Accountants and Reports" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 17 to the registration statement on Form N-1A (the "Registration Statement") relating to Key Stock Index Fund and Key International Index Fund (two of the portfolios constituting the Key Mutual Funds (SBSF Funds, Inc.)).

/s/ Price Waterhouse LLP

Price Waterhouse LLP
New York, New York
February 27, 1996